CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the use in the Registration Statement on Amendment No. 2 to Form SB-2 of Alfa International Holdings Corp. of our report dated January 19, 2004, on the audit of the financial statements of Journey of Light, Inc., as of December 31, 2003 and for the period October 14, 2004 (date of inception) to December 31, 2003, which appear in the Form SB-2. We also consent to the reference to our firm under the caption "Experts."

                                           /s/ WISS & COMPANY, LLP
                                           -----------------------
                                           WISS & COMPANY, LLP


Livingston, New Jersey
June 27, 2006